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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                   FORM 8-A/A
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    TEMECULA VALLEY BANCORP INC.             TEMECULA VALLEY STATUTORY TRUST VI
             (Exact Name of Co-Registrants as Specified in Charters)
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                 CALIFORNIA                                 DELAWARE
(State of Incorporation or Organization)(State of Incorporation or Organization)
               46-0476193                                51-6596291
 (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                       27710 Jefferson Avenue, Suite A100
                           Temecula, California 92590
       (Address of Co-Registrants' Principal Executive Offices) (Zip Code)
                                 ---------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]


                                 ---------------

Securities Act registration statement file number to which this form relates: 333-147877

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
   -------------------------------           ----------------------------------
     Trust Preferred Securities                   THE NASDAQ Stock Market LLC


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrants' Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of the Trust Preferred Securities" on pages 24 through 32 of the Registrants' Prospectus dated December 7, 2007 (Registration No. 333-147877), as supplemented by the information under the heading "Description of the Junior Subordinated Notes" on pages 32 through 42 and the information under the heading "Risk Factors" on pages 10 through 20.




Item 2.  Exhibits.

     99.1. Prospectus, incorporated by reference to the Registrants' registration statement ("Registration Statement") on Form S-3 filed on December 7, 2007 (Registration No. 333-147877), as amended on December 10, 2007.

     99.2. Form of Junior Subordinated Indenture between Temecula Valley Bancorp Inc. and Wilmington Trust Company, incorporated by reference herein, as set forth at Exhibit 4.1 of the Registration Statement.

     99.3. Form of Amended and Restated Trust Agreement among Temecula Valley Bancorp Inc., Wilmington Trust Company as the Property Trustee, Wilmington Trust Company as the Delaware Trustee, and the Administrative Trustees, incorporated by reference herein, as set forth at Exhibit 4.5 of the Registration Statement.

     99.4. Guarantee Agreement between Temecula Valley Bancorp Inc. and Wilmington Trust Company, incorporated by reference herein, as set forth at
Exhibit 4.7 of the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

 Date:  December 27, 2007           TEMECULA VALLEY BANCORP INC.


                                    By:   /s/ Stephen H. Wacknitz
                                        ----------------------------------------
                                        Stephen H. Wacknitz
                                        President and Chief Executive Officer



 Date:  December 27, 2007           TEMECULA VALLEY STATUTORY
                                    TRUST VI


                                    By:   /s/ Donald A. Pitcher
                                        ----------------------------------------
                                        Donald A. Pitcher
                                        Administrator

                                INDEX TO EXHIBITS

Exhibit No.     Exhibit
-----------     -----------------------------------------------------------------------------------------------------------
99.1            Prospectus, incorporated by reference to the Registrants' registration statement ("Registration Statement")
                on Form S-3 filed on December 7, 2007 (Registration No. 333-147877), as amended on December 10, 2007.

99.2            Form of Junior Subordinated Indenture between Temecula Valley Bancorp Inc. and Wilmington Trust Company,
                incorporated by reference herein, as set forth at Exhibit 4.1 of the Registration Statement.

99.3            Form of Amended and Restated Trust Agreement among Temecula Valley Bancorp Inc., Wilmington Trust Company as the Property Trustee, Wilmington Trust Company as the Delaware Trustee, and the Administrative Trustees,
                incorporated by reference herein, as set forth at Exhibit 4.5 of the Registration Statement.

99.4            From of Guarantee Agreement between Temecula Valley Bancorp Inc. and Wilmington Trust Company, incorporated by reference herein, as set forth at Exhibit 4.7 of the Registration Statement.